UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 14, 2018

BARINGTON/HILCO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36832	47-1455824
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

10990 Wilshire Blvd., Penthouse Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 734-1310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2018, Barington/Hilco Acquisition Corp. (“BHAC”), Pop G Food Holdings Corp. (“Holdings”) and Oreva Capital Corp. (“Oreva”), an entity associated with Sweiss Ventures, LLC (“Sweiss”), JS Equity Holdings 1 LLC, as assignee of DMZ1 Holdings, LLC (“JS Equity”), BAG Spac 1, LLC (“BAG”), PLA99, LLC (”PLA”), and Oreva Partners, LLC, (“Partner” and together with Sweiss, DMZ, BAG and PLA, collectively, the “Investors”) entered into a letter of intent (the “LOI”) with Specialty Brands Holdings, LLC (“SBH” or the “Seller”).

As reported in the Company’s Form 8-K/A filed with the SEC on January 19, 2018, pursuant to an agreement dated January 3, 2018, the Investors acquired an aggregate of (a) 1,035,767 shares of common stock, $0.001 par value per share, of BHAC (the “Investors’ Common Stock”), and (b) an aggregate of 142,500 warrants to purchase an additional 142,500 shares of Common Stock (collectively, the “Transferred Securities”) and the affiliates of certain of the Investors replaced the former board of directors of BHAC.

Under the terms of the LOI, the Seller has agreed in principle to sell to Holdings 100% of the capital stock of PGHC Holdings, Inc., a Delaware corporation (the “Company”). The Company is a holding company that owns 100% of the capital stock of Papa Gino’s Holding Corp., a Delaware corporation, which together with its direct and indirect subsidiaries, including Papa Gino’s, Inc. (“Papa Gino’s), owns, operates and franchises (i) 148 company owned pizzeria restaurants and one venue licensee, under the trade name Papa Gino's™ and (ii) 93 company owned sandwich restaurants, 31 franchised locations and three venue licensees under the trade name, D’Angelo’s™ ; in each case, throughout New England (collectively, the “Business”).

The Investors formed Holdings for the sole purpose of consummating the acquisition of the Company and its direct and indirect subsidiaries.

The contemplated acquisition of the Company’s capital stock (the “Company Shares”) is intended to occur in two separate closings.

At the first closing, contemplated to occur on or before April 30, 2018 (the “First Closing Date”), Holdings shall pay to the Seller the sum of $17.5 million in cash, less the sum of: (i) $1.0 million, representing a contract deposit to be paid by Holdings simultaneous with the execution of the Agreement (the “Contract Deposit”), and (ii) the amount of the Company’s transaction expenses, including existing contractually required employee sale/retention bonuses and legal and other professional fees and expenses, which will be paid directly by Holdings (the “Cash Payment”).

The second closing shall occur on a date (the “Second Closing Date”) which shall be not later than 90 days following receipt of the audited consolidated financial statements of the Company, Papa Gino’s and its direct and indirect subsidiaries (collectively, the “Company Group”) for the two fiscal years ended February 2017 and the ten months ending December 31, 2017. At the second closing, BHAC shall acquire from Holdings 100% of the Company Shares. As an additional payment of the Purchase Price, BHAC shall issue a to the senior secured lenders for the Seller a total of 500,000 shares of the Common Stock of BHAC, having an indicative value of $10.82 per share (the “BHAC Shares”). In the event that, for any reason (other than the inability to audit the Company Group’s financial statements for the year ended February 25, 2018), BHAC shall not issue the BHAC Shares, then and in such event Holdings shall be obligated to pay in cash an additional $5,410,000.

Substantially the entire Cash Payment and the BHAC Shares, representing the total purchase price for the Company Shares (the “Purchase Price”) shall be paid and delivered on the First Closing Date by Holdings and the Second Closing Date by BHAC to the senior secured lenders to the Seller and the Company Group.

Promptly following its receipt of the audited consolidated financial statements of the Company Group for the two fiscal years ended February 2017 and the ten months ending December 31, 2017; which consolidated financial statements shall be on a Company Group stand-alone basis (not including any former subsidiaries of the Seller) and shall have been subject to a PCAOB audit by BDO the independent accountants for the Company Group (the “Required Financial Statements”), BHAC shall prepare and file with the SEC a Form S-4 registration statement and proxy statement to (a) register for resale the BHAC Shares, and (b) seek stockholder approval for BHAC’s acquisition of the Company Shares and the business of Company Group. It is anticipated that such stockholder approval will be obtained, inasmuch as the 1,035,767 shares of Investors’ Common Stock represents a majority of the outstanding shares of BHAC common stock, and the Investors will covenant to vote their Investors’ Common Stock in favor of the transaction.

The parties to the LOI have agreed to pursue in good faith the execution of a definitive stock purchase agreement among the Seller, Holdings and BHAC (the “Purchase Agreement”) by not later than February 28, 2018 and have agreed to mutual exclusivity and not to pursue or enter into any alterative sale or purchase transaction with any third party, unless a mutually acceptable Purchase Agreement is not executed by such date. At the time of execution of the Purchase Agreement, Holdings will provide Seller with a contract deposit of $1.0 million, which shall be non-refundable absent a material breach of the Purchase Agreement by the Seller. The Purchase Agreement will also contain the following additional provisions:

(a)       All representations and warranties of the Seller shall terminate as at the First Closing;

(b)       All holders of indebtedness for money borrowed of the Company Group (the “Lenders”) shall, in consideration for the portion (if any) of the Cash Payment allocated and paid to such Lenders at Closing release all liens and security interests on the equity securities and assets of the Company Group and confirm that the Company Group has no further obligation to any of the Lenders in respect of any of such indebtedness;

(c)       At the time of its execution, the Purchase Agreement shall contain no financing contingency as a condition to Holdings’ obligation to close the Transaction. In such connection, Oreva or its associates shall provide guarantees or other evidence of availability of financing to make the Cash Payment and pay all expenses of Holdings and its affiliates in connection with the Transaction that shall be reasonably satisfactory to the Seller and the Lenders;

(d)       At the time of its execution, the Purchase Agreement shall contain no due diligence contingency as a condition to Holding’s obligation to close the Transaction;

(e)       Simultaneously with the execution of the Agreement, BHAC and the Lenders who are to receive the BHAC Shares at the Second Closing shall agree in writing that such Lenders may not sell the BHAC Shares he, she or it will receive in the Transaction for a period of six (6) months after the Closing Date, and upon completion of such six (6) month period, the holders of the BHAC Shares may sell such BHAC Shares pursuant to a mutually acceptable “leak out” arrangement with respect to such BHAC Shares over the next succeeding six (6) months;

(f)       Within an agreed upon period following the Closing, the BHAC Shares issued at the Second shall be registered for resale under the Securities Act of 1933, as amended and applicable state law requirements, if any; but subject to the lockup agreement referred to above; and

(g)       Certain senior executives of the Company Group, as mutually determined and set forth in the Agreement, will execute employment agreements (containing non-compete provisions) reasonably acceptable to Buyer and the executives, which will be executed at or prior to execution of the Agreement and by their terms will become effective upon consummation of the Transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Letter of Intent dated February 14, 2018 among Oreva Capital Corp., Specialty Brands Holdings, LLC, Papa Gino’s, Inc., Barrington/Hilco Acquisition Corporation and Pop G Food Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2018

BARINGTON/HILCO ACQUISITION CORP.

By:	/s/ Paul Abramowitz
Name: Paul Abramowitz
Title: Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description

3.1	Agreement, dated as of January 3, 2018, among the Company, Barington Companies Advisors, LLC, Hilco Global, Hilco Merchant Resources, LLC, and certain additional parties, including members of the board of directors of the Company and Sweiss Ventures, LLC, DMZ1 Holdings, LLC, BAG Spac 1, LLC, a Delaware limited liability company, PLA99, LLC, and Oreva Partners, LLC.

99.1	Press release, dated January 4, 2018.